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EXHIBIT 23.1


                              PETERSON & CO., LLP
                          CERTIFIED PUBLIC ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of FemOne, Inc. (the "Company") of our report dated April 12, 2004 on our audit of the financial statements of FemOne, Inc. as of December 31, 2003, and the results of operations, stockholders' equity (deficit) and cash flows for the year then ended.




                                                          /s/ Peterson & Co, LLP
San Diego, CA
September 8, 2004